Exhibit 99.1

FOR IMMEDIATE RELEASE

TC BANCSHARES, INC. ANNOUNCES COMMENCEMENT OF STOCK OFFERING

Thomasville, Georgia, May 24, 2021 – TC Bancshares, Inc. (the “Company”), the proposed stock holding company for TC Federal Bank (the “Bank”), announced today that it has commenced its stock offering in connection with the proposed conversion of the Bank from a mutual to a stock savings bank, whereby the Bank will become the wholly-owned subsidiary of the Company.

The Company is offering for sale between 3,995,000 and 5,405,000 shares of common stock at a purchase price of $10.00 per share, subject to increase to 6,215,750 shares to reflect demand for the shares or changes in market conditions, without resoliciting subscribers. The number of shares offered for sale is based on an independent appraisal of the estimated pro forma market value of the Company.

The Company’s common stock is expected to be listed on the Nasdaq Capital Market under the symbol “TCBC.”

The shares are being offered in a subscription offering to certain members of the Bank and to the Bank’s employee stock ownership plan. Shares of common stock that are not subscribed for in the subscription offering may be offered for sale to members of the general public in a community offering, with preference given to residents in the Georgia Counties of Brooks, Colquitt, Grady, Mitchell and Thomas, and the Florida Counties of Gadsden, Jefferson, Leon and Wakulla. The Company also may offer shares of common stock not purchased in the subscription offering or the community offering through a syndicate of brokers in a syndicated offering.

Performance Trust Capital Partners, LLC is the Company’s selling agent in the subscription and community offerings. All questions concerning the offering or requests for offering materials should be directed to the Stock Information Center at (833) 902-3677. The Stock Information Center, located at the Bank’s main office located at 131 South Dawson Street, Thomasville, Georgia, will be open Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time, and will be closed on bank holidays.

Completion of the stock offering is contingent on selling at least 3,995,000 shares of its common stock and on the receipt of final regulatory approvals, the approval by the Bank’s members and other customary closing conditions.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intends,” “believes,” “expects,” “plans,” “estimates,” “seeks,” “anticipates,” “Targets,” “projects,” “continues,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the final approval of the Board of Governors of the Federal Reserve System or the Office of the Comptroller of the Currency for the proposed conversion and related stock offering, delays in obtaining such final approvals, or adverse conditions imposed in connection with such final approvals; failure to obtain member approval of the conversion; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competition from other financial services companies in the Company’s market could adversely affect operations; the effects of any pandemic, including COVID-19; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company and the Bank may not be successful in the implementation of their business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. All subsequent written and oral forward-looking statements concerning TC Bancshares or the proposed conversion or offering or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About TC Bancshares, Inc. and TC Federal Bank

Upon completion of the conversion, TC Federal Bank will be the wholly-owned subsidiary of TC Bancshares, Inc., a newly formed Georgia corporation. TC Federal Bank was organized in 1934 and was chartered in 1937 as a mutual savings and loan association. The Bank currently operates from its main office in Thomasville, Georgia, a branch office and a residential mortgage center in Tallahassee, Florida and a commercial loan production office in Savannah, Georgia serving its primary markets area of Thomas County, Georgia, Chatham County, Georgia, and Leon County, Florida, and the contiguous counties.